MUSIC AGREEMENT

This Agreement is made as of July 16, 2009 between UOMO Media Inc.  (“LLG”) and  Shawn Fernandes p/k/a “Shawn Desman”  (the “Artist ”)  (the Artist and LLG are collectively, the “Licensor”), a corporation incorporated under the laws of the Province of Ontario whose address is 161 Bay Street, 27th Floor, Toronto, Ontario M5J 2S1 - and - COLGATE PALMOLIVE CANADA (“CP”), a corporation incorporated under the laws of Ontario , whose address is 895 Don Mills Road, Two Morneau Sobeco Centre, 6th Floor, Toronto, Ontario M3C 1W3;

For good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

1.

Licensor hereby licenses to CP the irrevocable right to use one (1) original musical composition written by and recorded by the Artist  entitled “Fresh” (such composition and master recording thereof shall be collectively referred to herein as the “Music”) for use solely in connection with the GET FRESH! and Dance… promotion being launched by CP (the “Promotion”). The Promotion will be operated by CP in Canada and any contest in relation thereto shall be open to the residents of Canada (excluding Quebec). Notwithstanding, the Promotion (which may include the Music) shall be accessible over the Internet and other digital forms throughout the world.

2.

In full consideration of the services rendered and rights granted herein, and provided that Licensor is not in default hereunder, Licensor will be paid an “all-in” fee of $20,000 (the ”Fee”) for use of the Music as contemplated herein allocated as follows: (i) $15,000 for the use of the master recording of the composition; and (ii) $5,000 for the right to synchronize the composition with visual images. With the exception of the Fee and except as otherwise provided herein, there shall be no fees, residuals, royalties or other payments payable to Licensor or any other party for such services or rights or in connection with the use or other exploitation of the Music.

3.

The Licensor hereby irrevocably grants to CP a non-exclusive license to use the Music in connection with the Promotion (the “License”) for a period commencing on the date hereof until December 31, 2009 in connection with the Promotion. CP shall have the right to extend such period for additional, unlimited periods of one year (each, an “Extended Period”) upon payment to Licensor of an additional fee of $1,000 for each Extended Period. The License granted by Licensor to CP herein shall include the following exclusive rights in connection with the Promotion:

(a)

To reproduce the Music, in whole or in part, and to offer such reproductions for download, but only in respect of and to facilitate the Promotion and only where the Music has been embodied in an audio-visual segment.

(b)

To synchronize the Music, in whole or in part, with visual images and motion pictures in connection with the Promotion.

(c)

To otherwise exploit the Music, in whole or in part, in any manner and in any media whatsoever in connection with the Promotion, now known or hereafter created subject to the approval of the Licensor and in consideration of an additional fee to be negotiated in good faith by the parties.

(d)

To offer for download an edited version of the Music which shall be no more than 30 seconds in duration (the “Edited Version”).

(e)

To permit any other party to exercise any of the rights granted to CP in this Agreement.

4.

Notwithstanding anything contained in this Agreement: (a) the rights set out in Section 3(b) above shall be limited to videos featuring dancer entrants in the contest comprising part of the Promotion in which dancers will perform to the Edited Version and in the 'Dance-Off' performance related to the Promotion (the “Dancer Videos”); (b) the full duration of the Music (i.e. the entire song) shall be used hereunder only in respect of the “live” performance featuring the dancer entrants as part of the Promotion; and (c) the License during any Extended Period shall be limited to the right to exhibit Dancer Videos in accordance herewith as part of CP’s next promotion to occur during the Extended Period.

5.

The parties acknowledge and agree that, for a period of 5 years commencing on the date hereof, the Music shall not be licensed by the Licensor to any other party or used by the Licensor in any manner in respect of any other personal care product promotions.

6.

The Licensor shall deliver to CP no later than July 16th, 2009: (a) 2 versions of the master recording of the composition on CD and in MP3 format or as CP may otherwise require (one such version being the full duration and the other version being the Edited Version); and (b) such other documents as CP may reasonably require in connection with the exploitation of the Music.

7.

Notwithstanding anything contained herein, CP shall not be obligated to use the Music, it being agreed that CP's obligations hereunder shall be satisfied by payment to the Licensor of the Fee.

8.

Licensor hereby represents and warrants that: (i) the Music is original and Licensor owns all rights related thereto; (ii) Licensor has the right to enter into and perform this Agreement (without the consent of any other party); (iii) the terms of this Agreement will not contravene any other agreement to which Licensor may be a party; and (iv) Licensor is a member of SOCAN.

9.

Licensor agrees to indemnify and hold CP and its shareholders, directors, officers, agents, successors, assigns and licensees harmless against any cost, expense, loss or damage (including reasonable legal fees) arising out of or connected with any claim in which it is asserted that any of the representations, warranties or covenants or provisions of this Agreement made by Licensor in this Agreement have been breached.

10.

In the event of any breach by CP hereunder, the damages suffered by the Licensor, if any, shall be limited to monetary damages and, under no condition shall Licensor be entitled to rescind this Agreement or any of the rights granted hereunder or to enjoin or to restrain the exploitation or use of the Music or any product in which the Music, or any part thereof, may be embodied.

11.

Each party agrees to take all such actions and execute all such documents within its power as may be necessary or desirable to carry out or implement and give full effect to the provisions and intent of this Agreement.

12.

The waiver by either party of a breach or default by the other will not be deemed to constitute a waiver of any proceeding or subsequent breach or default of the same of any other provision of this Agreement.  Each and every provision of this Agreement is entirely separate from every other provision and should any provision herein be declared invalid, illegal or unenforceable, such declaration shall in no way affect the validity or enforceability of the remaining provisions herein.

13.

Licensor agrees and acknowledges that certain information and materials which CP provides to Licensor for the purposes hereof may contain valuable, proprietary, and confidential information and trade secrets that belong solely to CP.  The Licensor agrees not to disclose to others, use for Licensor’s own benefit, or otherwise appropriate or copy any such confidential information or trade secrets, except as required in the performance of this Agreement. The Licensor further agrees not to disclose the financial terms of this Agreement except in connection with obtaining legal or financing advice, fulfilling any tax reporting obligation with respect to Licensor’s engagement, or as required by an order of a court of competent jurisdiction or applicable governmental regulation. This paragraph shall survive any termination of this Agreement.

14.

Any notice required or permitted to be given under this Agreement shall be in writing and delivered by hand, registered mail or facsimile transmission and any such notice shall be deemed to have been sufficiently given or made if addressed to the other party and delivered to a representative of such party at its address first written above or such other address as is designated in writing by either party to the other.

15.

CP shall have to assign this Agreement or any of its rights hereunder to any third party. Licensor  may not assign this Agreement or any of Licensor’s obligations hereunder to any other party.

16.

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be amended except by an agreement in writing signed by the parties. This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. Nothing in this Agreement is intended to, or shall be deemed to, constitute a partnership, joint venture or employee/employer relationship between the parties. This Agreement shall enure to the benefit of the parties and their respective successors and permitted assigns. The language of all parts of this Agreement shall be construed as a whole, according to its fair meaning and not strictly for or against either party. This Agreement shall not be governed by or interpreted in accordance with the terms of any guild or union agreement.

17.

This Agreement may be executed in separate counterparts by the parties and each counterpart shall when executed and delivered be an original document, but all counterparts put together constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or transmitted electronically in either a tagged image format file (“TIFF”) or portable document format (“PDF”) shall be equally effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile, TIFF or PDF shall also deliver a manually executed counterpart of this Agreement, but failure to do so shall not affect the validity, enforceability, or binding effect of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.

COLGATE PALMOLIVE CANADA

By:

UOMO Media Inc.

By: /s/ Camara Alford

Camara Alford

/s/ Shawn Fernandes

Shawn Fernandes p/k/a/ “Shawn Desman”

CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

The undersigned hereby agrees to keep strictly confidential all information related to entries in the promotion entitled “GET FRESH! and Dance.....” (the “Promotion”), including without limitation: the name of and identifying information concerning the entrants, the name(s) of and identifying information concerning those appearing in the semi-finalist and winning entries, copies of the semi-finalist and winning entries, and any information that might make the semi-finalist and winning entries identifiable (collectively, the “Entry Information”), as well as information related to other work performed with respect to the semi-finalist and winning entries before and during the Dance Off event scheduled for September 25, 2009 in Toronto (the “Production Information”).  The Entry Information and Production Information, collectively, are “Confidential Information”.

The undersigned hereby agrees to keep all materials containing Confidential Information secure, including but not limited to: seeking access to Confidential Information only on a need-to-know basis; not sharing Confidential Information with any third party (including, but not limited to other employees, officers, directors or agents of the company through which he/she has been engaged in respect of the Promotion); and keeping all materials containing Confidential Information protected through all reasonable administrative, technical and physical safeguards (including but not limited to keyed door/cabinet locks, network security, encryption, and/or firewalls).

The undersigned shall not, unless strictly necessary to the performance of his or her duties,  access, duplicate, transfer, disclose, discuss, copy, print or otherwise make use of, or create copies of, materials containing Confidential Information.  The undersigned shall maintain all materials containing Confidential Information in strict confidence and shall either securely destroy or shall return all copies of such materials to Colgate-Palmolive Canada Inc. (the “Promotion Sponsor”), at the Promotion Sponsor’s sole option.

It is understood that only those elements of the Entry Information that become matters of public knowledge as of September 25, 2009 after the winning entry has been announced publicly shall cease to be Confidential Information, and only as of the time that they are actually disclosed to the public.  At no time shall the undersigned directly or indirectly, circulate, publish, disseminate or otherwise disclose in any media whatsoever and in any form whatsoever (including, without limitation, in the form of a news story, article, blog, email, website, press release, or other publicity) to any third party any Confidential Information, or materials containing Confidential Information, or any other information concerning the Promotion, the Promotion Sponsor, its parent, subsidiary or related companies, or its advertising and promotion agencies, or their respective shareholders, directors, officers, employees, agents or assigns, or the undersigned’s activities in connection with the Promotion, without the prior written consent of the Promotion Sponsor.

Any violation or breach of the foregoing by the undersigned may be enforced by the Promotion Sponsor to the fullest extent allowed by law, and the Promotion Sponsor reserves the right to seek and obtain any remedies to which the Promotion Sponsor may be entitled at law or otherwise.

Dated as of July 16, 2009

UOMO Media Inc.

By: /s/ Camara Alford

Camara Alford

/s/ Shawn Fernandes

Shawn Fernandes p/k/a/ Shawn Desman